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Exhibit 99.3

WJ Communications	Investor Relations Contacts:
Fred Krupica Chief Financial Officer 408-577-6261 fred.krupica@wj.com	Chris Danne, Rakesh Mehta the blueshirt group for WJ Communications 415-217-7722 chris@blueshirtgroup.com rakesh@blueshirtgroup.com

WJ Communications Announces Preliminary Fourth Quarter Results

Semiconductor Revenues, which include RFID Products, Expected to Grow by More than 13% Sequentially

        January 8, 2004 San Jose, CA -- WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of high-performance RF semiconductor products, today announced preliminary results for its fourth quarter, ended December 31, 2003.

        Revenue for the fourth quarter of 2003 is expected to be in the range of $6.3 to $6.6 million, in line with the Company's previous forecast. Semiconductor revenue, which includes sales of the newly introduced product line of RFID reader engines, is expected to grow by more than 13% sequentially to a range of $5.9 to $6.1 million from $5.2 million reported in the third quarter of 2003. Driven by the increase in semiconductor sales, gross margins are expected to improve sequentially and year over year. As of December 31, 2003, the Company is estimated to have cash and cash equivalents and short-term investments of approximately $60 million and no long-term debt.

        "In the fourth quarter we increased sales of our RF semiconductor products and achieved our first revenues from our RFID product line," said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. "We also achieved 43 design wins and 5 new product introductions during the fourth quarter. Moving forward, we expect first quarter 2004 revenues in the range of $6.5 to $7.5 million, driven by continued sequential growth of our semiconductor business."

        WJ Communications will release final fourth quarter results on Tuesday, February 3rd and host a conference call for analysts and investors to discuss its quarterly results at 2:00 p.m. PT (5:00 p.m. ET). Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of WJ Communications web site (www.wj.com). Following the live Web cast, an archived version will be available on the WJ Communications web site.

About WJ Communications

        WJ Communications, Inc. is a leading RF semiconductor company focusing on the design, development and marketing of high-performance RF semiconductor products comprised primarily of amplifiers, mixers, transistors and multi-chip modules (MCMs) that target the wireless communications, broadband cable, RFID and defense and homeland security markets. WJ's highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call (408) 577-6200.

        This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company's future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as "may," "will," "expects," "intends," "plans," "believes," "seeks," "could" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, those factors described from time to time in the Company's filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJ Communications Announces Preliminary Fourth Quarter Results